Exhibit 10.24

Executive Consulting Agreement

EXECUTIVE CONSULTING AGREEMENT, dated as of [*], 2025 (this “Agreement”), between BlockchAIn Digital Infrastructure, Inc., a Delaware corporation (the “Company”), and Daniel Nelson, an individual (“Consultant”). Each of the Company and Executive are sometimes referred to in this individually as a “Party” and, collectively, as the “Parties.”

1. Services.

1.1 The Company hereby engages Consultant, and Consultant hereby accepts such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

1.2 Consultant shall assist with the transition of Consultant’s previous employment responsibilities as Chief Executive Officer under that certain Amended and Restated Executive Employment Agreement, dated as of March 1, 2024 and amended on July 9, 2024, including such duties and responsibilities to the Company as are customary for such a position in companies comparable to the Company, and as are reasonably assigned, delegated, and determined with notice from time to time by the Company to Consultant (the “Services”).

1.3 The Company does not and shall not control or direct the manner or means by which Consultant performs the Services, including but not limited to the time and place Consultant perform the Services.

1.4 The Company shall provide Consultant with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. The Company shall furnish, at Consultant’s reasonable request, the materials, equipment, and other resources necessary to perform the Services.

1.5 Consultant shall comply with all reasonable rules and procedures communicated to Consultant in writing by the Company, including those related to safety, security, and confidentiality.

2. Term. The term of this Agreement shall commence on [*], 2025 and shall end on [*], 2027, unless earlier terminated in accordance with Section 8 (the “Term”). Any extension of the Term will be subject to mutual written agreement between Consultant and the Company.

3. Fees and expenses.

3.1 As compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay Consultant a fixed monthly fee of $16,666.66 (the “Fees”), payable on the first day of each month. Consultant acknowledges that Consultant will receive an IRS Form 1099 from the Company, and that Consultant shall be solely responsible for all federal, state, and local taxes.

3.2 The Company shall be responsible for any travel or other costs or expenses incurred by Consultant in connection with the performance of the Services.

4. Relationship of the parties.

4.1 Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold himself out as having authority) to bind the Company and Consultant shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent.

4.2 Without limiting Section 4.1, Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Consultant in connection with the performance of the Services shall be Consultant’s employees or contractors and Consultant shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

5. Intellectual property rights.

5.1 All documents, work product, and other materials that are delivered under this Agreement and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services ( “Work Product”), and all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively “Intellectual Property Rights”) therein, shall be owned exclusively by the Company.

5.2 Consultant shall not disclose to any third party the nature or details of any Work Product inventions without the prior written consent of the Company. Any patent application for or application for registration of any Intellectual Property Rights in any Work Product that Consultant may file during the Term or thereafter will belong to the Company, and Consultant hereby irrevocably assigns to the Company, for no additional consideration, Consultant’s entire right, title, and interest in and to such application, all Intellectual Property Rights disclosed or claimed therein, and any patent or registration issuing or resulting therefrom.

5.3 As between Consultant and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to you by the Company (“Company Materials”), and all Intellectual Property Rights therein. Consultant has no right or license to reproduce or use any Company Materials except solely during the Term to the extent necessary to perform Consultant’s obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. Consultant has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, or brand names without its prior written consent.

6. Confidentiality.

6.1 Consultant acknowledges that Consultant will have access to information that is treated as confidential and proprietary by the Company, whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that Consultant accesses or develops in connection with the Services, including but not limited to any Work Product, shall be subject to the terms and conditions of this clause. Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Consultant shall notify the Company immediately in the event Consultant become aware of any loss or disclosure of any Confidential Information.

6.2 Confidential Information shall not include information that:

(a) is or becomes generally available to the public other than through Consultant’s breach of this Agreement; or

(b) is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information.

6.3 Nothing herein shall:

(a) be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order; or

(b) prohibit or restrict Consultant (or Consultant’s attorney) from initiating communications directly with, responding to an inquiry from, providing testimony before, or otherwise participating in any investigation or proceeding conducted by the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization, or any other federal or state regulatory authority regarding possible securities law violations without the need for permission from or notice to the Company.

6.4 Notice of Immunity Under the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(a) Consultant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or

(ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(b) If Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the Company’s trade secrets to Consultant’s attorney and use the trade secret information in the court proceeding if Consultant:

(i) files any document containing the trade secret under seal; and

(ii) does not disclose the trade secret, except pursuant to court order.

7. Representations and warranties.

7.1 Consultant represents and warrants to the Company that:

(a) Consultant has the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of Consultant’s obligations in this Agreement;

(b) Consultant’s entering into this Agreement with the Company and Consultant’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Consultant is subject;

(c) Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services, and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

(d) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services; and

(e) the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind.

7.2 The Company hereby represents and warrants to Consultant that:

(a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and

(b) the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action.

8. Termination.

8.1 During the Term, the Company shall not terminate this Agreement without Cause, which shall mean (a) Consultant’s willful misconduct or gross negligence in the performance of his duties; (b) material breach of any provision of this Agreement; (c) conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude; (d) dishonesty, fraud, or misappropriation of the Company’s property; or (e) repeated failure to perform the Services after written notice and a reasonable opportunity to cure. Consultant may terminate this Agreement for Good Reasons, which shall mean the occurrence of any of the following events without Consultant’s prior written consent: (a) a reduction in Consultant’s compensatory Fees or a delay in the payment of such Fees as described in Section 3 of this Agreement; (b) a request for Consultant to materially deviate from the Services to be rendered by Consultant; (c) a material breach by the Company of any provision of this Agreement; or (d) any other action or inaction by the Company that materially and adversely affects Consultant’s ability to perform the Services under this Agreement, provided that Consultant gives written notice to the Company of the event constituting Good Reasons and the Company fails to cure such event within five (5) days of receiving such notice.

8.2 If the Company terminates this Agreement without Cause, or if Consultant terminates this Agreement for Good Reason, Consultant shall be entitled to receive a severance payment within five (5) calendar days in an amount equal to the greater of (a) the total Fees Consultant would have received for the remainder of the Term, or (b) an amount equal to six (6) months of Fees.

8.3 The terms and conditions of this clause shall survive the expiration or termination of this Agreement.

9. Assignment. Neither Party may assign any rights or delegate or subcontract any obligations under this Agreement without the other Party’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns.

10. Remedies. In the event either Party breaches or threatens to breach any provisions of this Agreement, each Party hereby acknowledges and agrees that money damages would not afford an adequate remedy and that the other Party shall be entitled to seek a temporary or permanent injunction or other equitable relief restraining such breach or threatened breach from any court of competent jurisdiction without the necessity of showing any actual damages. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

11. Governing law, jurisdiction, and venue. This Agreement and all related documents, including all schedules attached hereto and all matters arising out of or relating to this Agreement and the Services provided hereunder, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. Each party hereto irrevocably consents to the jurisdiction of the courts of New York State or the Southern District of New York of U.S. federal courts, in either case, located in the borough of Manhattan in New York City in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.

12. Miscellaneous.

12.1 Consultant shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

12.2 All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth on the signature page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), email, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if: (a) the receiving party has received the Notice; and (b) the party giving the Notice has complied with the requirements of this Section.

12.3 This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

12.4 This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

12.5 If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.6 This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

BlockchAIn Digital Infrastructure, Inc.

BY:
Name:
Title:
Address for notice:

Daniel Nelson

BY:
Name:	Daniel Nelson
Address for notice: